                                                                    EXHIBIT 99.2

                            NON-CASH ELECTION FORM

     This Form is to accompany the certificates for shares of Common stock, par value $.01 per share ("Harborside Common Stock"), of Harborside Healthcare Corporation ("Harborside" or the "Company") if such certificates are submitted pursuant to an election (a "Non-Cash Election") to retain shares of Harborside Common Stock ("Non-Cash Election Shares") in connection with the proposed merger (the "Merger") of HH Acquisition Corp. with and into Harborside. Upon consummation of the Merger, all Non-Cash Election Shares will be denominated as shares of Harborside Class A Common Stock.

     DO NOT SUBMIT THIS FORM IF YOU WANT TO RECEIVE CASH FOR ALL OF YOUR SHARES.

     HOLDERS OF HARBORSIDE COMMON STOCK WHO DO NOT WISH TO MAKE A NON-CASH ELECTION (ANY SUCH HOLDER, A "NON-ELECTING HOLDER") NEED NOT SUBMIT THIS FORM. EACH SHARE OF HARBORSIDE COMMON STOCK OWNED BY ANY NON-ELECTING HOLDER WILL AUTOMATICALLY BE CONVERTED INTO THE RIGHT TO RECEIVE AN AMOUNT EQUAL TO $25.00 IN CASH FROM HARBORSIDE FOLLOWING THE MERGER.

           To:  [Name of Exchange Agent], Exchange Agent


By Mail:                      By Facsimile:        By Hand or Overnight Courier:


                        Confirm by Telephone to:


[Information Agent:]


DELIVERY OF THIS FORM TO AN ADDRESS, OR TRANSMISSION OF THIS FORM VIA A FACSIMILE TRANSMISSION NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.


              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX I

------------------------------------------------------------------------------------------------------
                                                  Shares Submitted
                                       (Attach additional list if necessary)
                      --------------------------------------------------------------------------------
Name and Address of      Certificate           Total Number of Shares       Number of Shares Elected**
 Registered Holder*        Number           Represented by Certificate(s)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                        Total Shares
------------------------------------------------------------------------------------------------------

 * Only certificates registered in a single form may be deposited with this Form of Election. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Forms of Election as there are different registrations of certificates.

 ** Unless otherwise indicated, it will be assumed that all shares submitted are to be treated as having made a Non-Cash Election.
--------------------------------------------------------------------------------


 [_] Check here if you cannot locate certificates. Upon receipt of this Form, the Exchange Agent will contact you directly with replacement instructions.

Ladies and Gentlemen:

     In connection with the merger (the "Merger") of HH Acquisition Corp. with and into Harborside Healthcare Corporation ("Harborside" or the "Company"), the undersigned hereby submits the certificate(s) for shares of Common Stock, par value $.01 per share, of Harborside ("Harborside Common Stock") listed above and elects, subject as set forth below, to have all or a portion of the shares of Harborside Common Stock represented by such certificates as set forth below converted into the right to retain shares of Harborside Common Stock following the Merger which, upon consummation of the Merger, will be denominated as shares of Class A Common Stock, par value $.01 per share, of Harborside ("Non-Cash Election Shares").

     It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated __________, 1998, relating to the Merger (including all annexes and schedules thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement/Prospectus"), receipt of which is acknowledged by the undersigned,
(ii) the terms of the Agreement and Plan of Merger, dated as of April 15, 1998, as the same may be amended or supplemented from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement/Prospectus, and (iii) the accompanying instructions.

     The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Harborside Common Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of Harborside Common Stock represented thereby, any certificate for Non-Cash Election Shares or any check for cash issuable in the Merger pursuant to the Merger Agreement. If certificates of Harborside Common Stock are not delivered herewith, there is furnished below a guarantee of delivery of such certificates representing shares of Harborside Common Stock from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

     Unless otherwise indicated under Special Payment Instructions below, please issue any certificate for Non-Cash Election Shares and/or any check issuable in exchange for the shares of Harborside Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Harborside Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any certificate for Non-Cash Election Shares and/or any check for cash issuable in exchange for the shares of Harborside Common Stock represented by the certificates submitted hereby to the registered holder(s) of the Harborside Common Stock at the address or addresses shown above.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX II                                     BOX III
-----------------------------------        -----------------------------------

   SPECIAL PAYMENT INSTRUCTIONS              SPECIAL DELIVERY INSTRUCTIONS
 (See Instructions D(6) and D(7))                (See Instruction D(8))

 To be completed ONLY if the               To be completed ONLY if the
 certificates for Non-Cash                 certificates for Non-Cash Election
 Election Shares are to be                 Shares are to be registered in the
 registered in the name of, or             name of, or the checks are to made
 the checks are to made payable            payable to, the registered holder(s)
 to, someone other than the                of shares of Harborside Common Stock,
 registered holder(s) of shares            but are to be sent to someone other
 of Harborside Common Stock.               than the registered holder(s) or to
                                           an address other than the address of
                                           the registered holder(s) set forth
                                           above.

 Name                                      Name
           ------------------------                  ------------------------
             (Please Print)                            (Please Print)


           ------------------------                  ------------------------
             (Please Print)                            (Please Print)

 Address:                                  Address:
           ------------------------                  ------------------------


           ------------------------                  ------------------------
            (Including Zip Code)                      (Including Zip Code)


           ------------------------
           (Tax Identification or
           Social Security Number)

 -----------------------------------       -----------------------------------

BOX IV
-------------------------------------------------------------------------------
                   SIGN HERE AND HAVE SIGNATURES GUARANTEED
     (See Instructions D(1), D(7) Concerning Signature Guarantee)

Name(s):
         ----------------------------------------------------------------
                                  (Please Print)
Name(s):
         ----------------------------------------------------------------
                                  (Please Print)

      ------------------------------------------------------------------------
                             Signature(s) of Owner(s)

      ------------------------------------------------------------------------
                             Signature(s) of Owner(s)

      ------------------------------------------------------------------------
                  (Tax Identification or Social Security Number(s))

      ------------------------------------------------------------------------
                                  Guaranteed

         Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a fiduciary capacity, set forth full title in such capacity and see Instruction D(3).

      Dated:________________________________________________, 1998


-------------------------------------------------------------------------------


BOX V
-------------------------------------------------------------------------------

                             GUARANTEE OF DELIVERY
         (To be Used Only if Certificates are not Surrendered herewith)

         The undersigned is a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States; and guarantees to deliver to the Exchange Agent the certificates for shares of Harborside Common Stock to which this Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Harborside, no later than 5:00 p.m. New York City time on the third NYSE trading day after the date of execution of this guarantee of delivery.


         ----------------------------------------------------------------
                         (Firm - Please Print)

         ----------------------------------------------------------------
                        (Authorized Signature)

         ----------------------------------------------------------------
                               (Address)

         ----------------------------------------------------------------

         ----------------------------------------------------------------


         ----------------------------------------------------------------
                         (Area Code and Telephone Number)

         ----------------------------------------------------------------
                                  (Contact Name)

-------------------------------------------------------------------------------

(DO NOT WRITE IN SPACES BELOW)

------------------------------------------------------------------------------------------------------
                           Non-Cash                                Shares
  Shares       Shares      Election    Certificate     Block       Converted      Check      Amount of
Surrendered   Accepted      Shares      Number         Number      into Cash     Number        Check

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

DELIVERY PREPARED BY_______________________    CHECKED BY ___________________

DATE__________________________________

                                 INSTRUCTIONS

A.  SPECIAL CONDITIONS.

   1. Time in Which to Elect. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Form or a facsimile hereof, accompanied by the above-described certificates representing shares of Harborside Common Stock or a proper guarantee of delivery thereof, must be received by the Exchange Agent, at the address set forth above, no later than 5:00 P.M., New York City time, on ____________, 1998 (the "Election Date"). Holders of Harborside Common Stock whose stock certificates are not immediately available may also make an effective Election by completing this form or a facsimile hereof, having the Guarantee of Delivery box (BOX V) properly completed and duly executed (subject to the condition that the certificates for which delivery is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Harborside, no later than 5:00 P.M., New York City time, on the third NYSE trading day after the date of execution of such guarantee of delivery). Each share of Harborside Common Stock outstanding at the Effective Time of the Merger with respect to which the Exchange Agent shall have not received an effective Election prior to the Election Date, or with respect to which the proration procedures set forth in the Proxy Statement/Prospectus pertain, will be converted into the right to receive an amount equal to $25.00 in cash from the Company following the Merger. See Instruction C.

   2. Revocation of Election. Any Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of Harborside Common Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election is revoked, and the certificate(s) for shares withdrawn, the Harborside Common Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

   3. Termination of Right to Elect. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for Harborside Common Stock previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B.  ELECTION AND PRORATION PROCEDURES.

   A description of the election and proration procedures is set forth in the Proxy Statement/Prospectus under "THE MERGER -- Non-Cash Election" and "THE MERGER -- Non-Cash Election Procedure." A full statement of the election and proration procedures is contained in the Merger Agreement and all Elections are subject to compliance with such procedures. IN CONNECTION WITH MAKING ANY ELECTION, A HOLDER OF HARBORSIDE COMMON STOCK SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS UNDER "THE MERGER -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES." SEE ALSO "RISK FACTORS -- NON-CASH ELECTION AND PRORATION INTO CASH" AND "FEDERAL INCOME TAX TREATMENT" IN THE PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF THE POSSIBILITY THAT THE RECEIPT OF CASH AS A RESULT OF PRORATION BY A HOLDER WHO HAS MADE A NON-CASH ELECTION MAY BE TREATED AS A DIVIDEND AS OPPOSED TO A CAPITAL GAIN.

   AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF HARBORSIDE COMMON STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

C.  Receipt of Non-Cash Election Shares or Checks.

   After the effective time of the Merger (the "Effective Time"), the Exchange Agent will mail certificate(s) for Non-Cash Election Shares and/or cash payments by check to the holders of Harborside Common Stock with respect to each share of Harborside Common Stock which is included in any effective Election. Holders of Harborside Common Stock who declined to make an Election, or failed to make an effective Election, with respect to any or all of their shares will receive, for each such share, the right to receive an amount equal to $25.00 in cash as soon as practicable after the certificate(s) representing such share or shares are submitted together with a letter of transmittal. As soon as practicable after the Effective Time, the Exchange Agent will send a letter of transmittal to each holder of Harborside Common Stock (other than holders who have made an effective Non-Cash Election with respect to all of their shares).

   No fractional shares will be issued in connection with the Merger. Each holder of shares of Harborside Common Stock who would otherwise have been entitled to receive a fraction of a share of retained Harborside Common Stock (after taking into account all shares of Harborside Common Stock submitted by such holder) will receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by $25.00.

D.  GENERAL.

   1. Execution and Delivery. This Form or a facsimile hereof must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of Harborside Common Stock as to which the Election is made or with a duly signed guarantee of delivery of such certificates) to the Exchange Agent at any of the addresses set forth above.

   THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT, IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

   2. Inadequate Space. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

   3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Harborside Common Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

   If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

   If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

   4. Partial Elections. If an Election is being made in respect of fewer than all the shares represented by any certificate being delivered to the Exchange Agent, the number of shares in respect of which an Election is being made in the box entitled "Shares Elected" should be indicated. In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the registered owners as soon as practicable following the Election Date. All shares represented by certificates submitted hereunder will be deemed to have been submitted unless otherwise indicated.

   5. Lost or Destroyed Certificates. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Form below your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing Non-Cash Election Shares and/or any checks in accordance with the Merger Agreement.

   6. New Certificates and Checks in Same Name. If all stock certificate(s) representing Non-Cash Election Shares and all check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of Harborside Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) are required.

   7. New Certificate and Checks in Different Name. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, any name other than exactly the name that appears on the certificate(s) representing shares of Harborside Common Stock submitted herewith, such registration and/or payment shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

   8. Special Delivery Instructions. If the checks are to be payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of Harborside Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holders, it will be necessary to indicate such person or address in BOX III.

   9. Miscellaneous. A single check and/or a single stock certificate representing Non-Cash Election Shares will be issued.

   All questions with respect to this Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any Election and computations as to proration) will be determined by Harborside and the Exchange Agent, which determination shall be conclusive and binding.

     10. 31% Backup Withholding. Under Federal income tax law, a holder who receives a cash payment pursuant to the Merger may be required to provide the Exchange Agent (as payer) with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, such fact will not, in and of itself, cause Harborside Common Stock to be deemed invalidly delivered, but payments that are made by the Exchange Agent to such holder or other payee with respect to the Merger may be subject to backup withholding at a rate of 31%. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

   Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as exempt from backup withholding and reporting requirements, the holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent.

   See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

   The box in Part 3 of the Substitute Form W-9 may be checked if the submitting holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts may be refunded to such holder if a TIN is provided to the Exchange Agent within 60 days.

   The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the shares of Harborside Common Stock or of the last transferee appearing on the transfers attached to, or endorsed on, the shares of Harborside Common Stock.
If the shares of Harborside Common Stock are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

   11. Withholding on Foreign Stockholders. Even if a foreign stockholder has provided the required Form W-8 certification to avoid backup withholding as described above, the Exchange Agent will be required to withhold federal income taxes equal to 30% of the gross cash payments payable to a foreign stockholder or his agent unless the Exchange Agent determines that such payment is exempt from withholding (or entitled to a reduced rate of withholding). See "THE MERGER -- Material Federal Income Tax Consequences -- Withholding for Non-U.S. Stockholders" in the Proxy Statement/Prospectus for a more complete discussion of the 30% withholding tax and obtaining an exemption therefrom. Foreign stockholders are urged to consult their tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and refund procedures.

                            ----------------------

     Additional copies of this Form may be obtained from Harborside Investor Relations (whose telephone number is (888) 742-7267).

Payer:

------------------------------------------------------------------------------------------------------

                             PART 1--PLEASE PROVIDE YOUR TIN IN     Social Security Number OR Employer
                             THE BOX AT RIGHT AND CERTIFY BY            Identification Number
                             SIGNING AND DATING BELOW               ______________________________

SUBSTITUTE                   -------------------------------------------------------------------------
Form W-9                     PART 2 -- CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

Department of the Treasury   (1)  The number shown of this form is my correct Taxpayer Identification
 Internal Revenue Service         Number (or I am waiting for a number to be issued to me) and

PAYER'S REQUEST FOR          (2)  I am not subject to backup withholding either because:  (a) I am
TAXPAYER IDENTIFICATION           exempt from backup withholding, or (b) I have not been notified by the
NUMBER (TIN)                      Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                             CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

                             SIGNATURE ______________________  DATE ______________, 1998

                             Part 3--Awaiting TIN [_]

------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
        PART 3 OF SUBSTITUTE FORM W-9.


-------------------------------------------------------------------------------

            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

       I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
  (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

  Signature______________________________________        Date _______________

-------------------------------------------------------------------------------

       Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus or this Form of Election may be directed to the address set forth below:


                         Harborside Investor Relations
                              470 Atlantic Avenue
                          Boston, Massachusetts 02210

                         Call Toll-Free (888) 742-7267